Exhibit 99.1

Delek US Holdings Reports Second Quarter 2011 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--August 3, 2011--Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced financial results for the second quarter 2011.

For the three months ended June 30, 2011, Delek US reported net income from continuing operations of $54.9 million, or $0.96 per diluted share, versus net income from continuing operations of $15.0 million, or $0.28 per diluted share, in the second quarter 2010.

Excluding special items, the Company reported adjusted net income from continuing operations of $45.7 million, or $0.80 per diluted share, in the second quarter 2011, versus net income from continuing operations of $12.3 million, or $0.23 per diluted share, in the second quarter 2010. Second quarter 2011 adjusted net income excludes a $9.2 million, or $0.16 per diluted share, gain on the Company’s equity investment in Lion Oil Company (“Lion Oil”). During the second quarter 2011, the Company incurred approximately $7.6 million of pre-tax Lion Oil related transaction costs, which impacted results by $0.09 per diluted share.

Lion Oil’s financial performance for the period between April 29 and June 30, 2011 is included as part of Delek US’ consolidated financial results for the second quarter 2011. For financial reporting purposes, Lion Oil’s performance has been included within Delek US’ refining segment statement of operations.

Uzi Yemin, President and Chief Executive Officer of Delek US Holdings, remarked: “Delek US generated more than $130 million in total contribution margin during the second quarter, supported by a strong performance in our refining segment. Elevated Gulf Coast refining margins, access to cost-advantaged crude oils and strong regional demand for light products combined to produce our most profitable quarter in four years.”

Crude oil differentials continued to widen during the second quarter 2011, as illustrated by a marked disparity between the price of West Texas Intermediate (WTI) and other crude oils. The price of WTI held an average discount of more than $14 per barrel when compared to Brent crude during the second quarter 2011.

Yemin continued: “Entering the third quarter, our refining system has continued to benefit from a combination of stronger refined product margins and a further widening in crude price differentials, when compared to the first half of 2011.”

“The integration of Lion Oil is proceeding as planned. Recent efforts to secure increased quantities of discounted, WTI-linked crude for processing at the El Dorado refinery have met with early success. For the months of July and August, we have secured 10,000 barrels per day of West Texas Sour for delivery at the El Dorado refinery,” concluded Yemin.

As of June 30, 2011, Delek US had $148.2 million in cash and $459.1 million in debt, resulting in a net debt position of $310.9 million.

Refining Segment

Refining segment contribution margin increased to $110.4 million in the second quarter 2011, versus $38.7 million in the second quarter 2010. During the second quarter 2011, the Tyler refinery generated $82.9 million in contribution margin, while the Lion Oil operations generated $27.5 million contribution margin. The year-over-year increase in segment contribution margin was attributable to improved Gulf Coast refined product margins, widening crude differentials, strong sales of refined products and the addition of Lion Oil’s performance for the period between April 29 and June 30, 2011.

Tyler, Texas Refinery

Total throughputs were 60,034 barrels per day in the second quarter 2011, versus 60,032 barrels per day in the second quarter 2010. Total sales volumes increased to 60,140 barrels per day in the second quarter 2011, compared to 59,161 barrels per day in the second quarter 2010.

Direct operating expense per barrel sold was $5.60 per barrel sold in the second quarter 2011, versus $4.39 per barrel sold in the second quarter 2010. The year-over-year increase was primarily attributable to an increase in maintenance, contractor and utilities expenses.

Tyler’s refining margin, excluding inter-company product marketing fees of $0.51 per barrel, was $21.26 per barrel sold in the second quarter 2011, compared to $8.96 per barrel sold for the same quarter last year. The 5-3-2 Gulf Coast crack spread was $23.14 per barrel in the second quarter 2011, versus $9.54 per barrel in the second quarter 2010.

El Dorado, Arkansas Refinery

Delek US assumed management and operational control of the El Dorado, Arkansas refinery and certain related assets on April 29, 2011, in conjunction with the Company’s majority equity investment in Lion Oil.

As previously reported, flooding along the Mississippi River during early May caused a temporary disruption in the El Dorado refinery’s crude supply. As a result, the refinery operated at reduced rates between May 8 and June 15, 2011.

For the period between April 29 and June 30, 2011, total throughputs averaged 67,750 barrels per day, while the refinery operated at an average utilization rate of 76.7 percent. During June, El Dorado’s crude slate included approximately 6,000 barrels per day of West Texas Sour and approximately 15,000 barrels per day of local Arkansas crude oils.

Total sales volumes averaged 67,822 barrels per day for the period between April 29 and June 30, 2011. Direct operating cost was $4.46 per barrel sold, resulting in a refining margin of $10.90 per barrel sold in the period. During most of the second quarter, asphalt prices were generally on par with the price of WTI on a per barrel basis, a factor which supported El Dorado’s refining margin in the period.

Retail Segment

Retail segment contribution margin declined to $14.6 million in the second quarter 2011, compared to $18.1 million in the second quarter 2010. Elevated retail fuel prices impacted retail fuel demand during the second quarter, offsetting continued strength in same-store merchandise sales.

Same-store merchandise sales increased 0.6 percent in the second quarter 2011, compared to a same-store sales increase of 4.6 percent in the second quarter 2010. Same-store food service sales increased 9.7 percent in the second quarter 2011, as the company increased the concentration of fresh food QSR concepts to approximately 19 percent of the store base, up from approximately 14 percent of the store base in the prior-year period.

Same-store sales of private label products increased more than 70 percent in the second quarter 2011, when compared to the second quarter 2010, and comprised more than 4 percent of total merchandise sales in the period. Merchandise margin declined to 30.2 percent in the second quarter 2011, versus 31.3 percent in the prior-year period, due in part to lower margins in the cigarette category and ongoing promotional efforts.

Same-store retail fuel gallons sold declined 1.3 percent in the second quarter 2011, versus an increase of 3.4 percent during the prior-year period, due in part to higher retail fuel prices. The Company’s retail fuel margin was 18.6 cents per gallon in the second quarter 2011, flat versus the prior-year period.

At the conclusion of the second quarter 2011, the retail segment operated 390 locations, versus 425 locations in the prior-year period.

Marketing Segment

Marketing segment contribution margin declined to $5.1 million in the second quarter 2011, versus $6.7 million in the second quarter 2010. Second quarter results were impacted by a decline in inventory values during the period.

Total sales volumes increased 8.8 percent to 15,946 barrels per day in the second quarter 2011, versus the prior-year period. Total sales volumes increased on a year-over-year basis for the sixth consecutive quarter during the second quarter 2011, as regional demand trends for distillate products remained strong in the period.

Reconciliation of GAAP to Non-GAAP Financial Measures

Delek US reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures may provide users of financial information (i) increased transparency into the Company’s operations; and (ii) additional meaningful comparisons between current results and results in prior operating periods. For these reasons, management is presenting certain adjustments to GAAP results in order to reflect the ongoing operations of the business. Management believes these measures will help investors better understand and evaluate the Company.

Delek US provides the following reconciliation schedule in calculating “adjusted” net income from continuing operations, a non-GAAP measure.

The following item(s) are excluded in the calculation of adjusted net income from continuing operations for the three months ended June 30, 2011 and for the three months ended June 30, 2010.

	For the Three Months Ended June 30, 2011
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Income	Income	Diluted

Unadjusted
Net Income	$82.2	$54.9	$0.96
Adjustments
Income:
Gain on investment in Lion Oil (Other)	(9.2)	(9.2)	(0.16)

Adjusted Total	$73.0	$45.7	$0.80

	For the Three Months Ended June 30, 2010
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Income	Income	Diluted

Unadjusted
Net Income	$23.6	$15.0	$0.28

Adjustments:
Income:
Property Damage Proceeds (Refining Segment)	(4.2)	(2.7)	(0.05)

Adjusted Total	$19.4	$12.3	$0.23

Second Quarter 2011 Results | Conference Call Information

The Company will hold a conference call to discuss its second quarter 2011 results on August 4, 2011 at 10:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available through August 11, 2011 by dialing (855) 859-2056, passcode 83915088. An archived version of the replay will also be available on Delek’s website for 90 days.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified downstream energy business focused on petroleum refining, the wholesale distribution of refined products and convenience store retailing. The refining segment consists of refineries operated in Tyler, Texas and El Dorado, Arkansas with a combined nameplate production capacity of 140,000 barrels per day. The marketing and supply segment markets refined products through a series of owned and third-party product terminals and pipelines. The retail segment supplies fuels and merchandise through a network of approximately 390 company-operated convenience store locations operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™ brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: management’s ability to execute its strategy through acquisitions and transactional risks in acquisitions; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the United States Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	June 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$148.2	$49.1
Accounts receivable	390.0	104.7
Inventory	395.1	136.7
Other current assets	26.3	8.9
Total current assets	959.6	299.4

Property, plant and equipment:
Property, plant and equipment	1,184.9	886.7
Less: accumulated depreciation	(230.4)	(206.6)
Property, plant and equipment, net	954.5	680.1

Goodwill	71.9	71.9
Other intangibles, net	18.5	7.9
Minority investment	-	71.6
Other non-current assets	21.9	13.7
Total assets	$2,026.4	$1,144.6

Liabilities and shareholders' equity
Current liabilities:
Accounts Payable	$419.6	$222.9
Current portion of long-term debt and capital lease obligations	24.6	14.1
Note payable to related party	6.0	-
Accrued expenses and other current liabilities	175.3	55.5
Total current liabilities	625.5	292.5

Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	350.5	237.7
Note payable to related party	78.0	44.0
Obligation under supply and offtake agreement	242.7	-
Environmental liabilities, net of current portion	10.4	2.8
Asset retirement obligations	7.7	7.3
Deferred tax liabilities	104.6	105.9
Other non-current liabilities	24.1	11.1
Total non-current liabilities	818.0	408.8

Shareholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value, 110,000,000 shares authorized, 57,870,853 and 54,403,208 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	0.6	0.5
Additional paid-in capital	336.2	287.5
Accumulated other comprehensive income	(2.0)	-
Retained earnings	222.8	155.3
Non-controlling interest in subsidiaries	25.3	-
Total shareholders' equity	582.9	443.3
Total liabilities and shareholders' equity	$2,026.4	$1,144.6

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010

Net Sales	$1,848.7	$997.7	$2,992.2	$1,890.6
Operating costs and expenses:
Cost of goods sold	1,632.9	895.1	2,647.1	1,715.8
Operating expenses	83.2	55.8	143.4	111.9
Insurance proceeds - business interruption	-	(12.8)	-	(12.8)
Property damage proceeds, net	-	(4.2)	-	(4.0)
General and administrative expenses	24.8	14.8	43.1	30.1
Depreciation and amortization	18.4	16.0	33.3	30.5
Loss on sale of assets	1.4	0.6	2.0	0.1
Total operating costs and expenses	1,760.7	965.3	2,868.9	1,871.6
Operating income	88.0	32.4	123.3	19.0
Interest expense	15.0	8.8	22.3	17.5
Gain on investment in Lion Oil	(9.2)	-	(9.2)	-
Total non-operating costs and expenses	5.8	8.8	13.1	17.5
Income from before income tax expense	82.2	23.6	110.2	1.5
Income tax expense	26.2	8.6	37.3	0.6
Net Income	56.0	15.0	72.9	0.9
Net Income attributed to non-controlling interest	1.1	-	1.1	-
Net income attributable to Delek US	$54.9	$15.0	$71.8	$0.9

Basic earnings per share	$0.97	$0.28	$1.30	$0.02
Diluted earnings per share	$0.96	$0.28	$1.29	$0.02

Weighted average common shares outstanding:
Basic	56,788,169	54,350,910	55,364,685	54,136,963
Diluted	57,263,271	54,370,369	55,634,896	54,162,790

Dividends declared and paid per common share outstanding	$0.0375	$0.0375	$0.075	$0.075

Adjusted earnings per share	$0.80	$0.23	$1.12	$(0.03)

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2011	2010
Cash Flow Data
Cash flows (used in) provided by operating activities:	$(146.0)	$50.1
Cash flows used in investing activities:	(148.0)	(15.1)
Cash flows provided by (used in) financing activities:	393.1	(30.5)
Net increase in cash and cash equivalents	$99.1	$4.5

Delek US Holdings, Inc.
Segment Data
(In millions)

	Three Months Ended June 30, 2011
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$1,161.4	$496.9	$190.4	$-	$1,848.7
Intercompany marketing fees and sales	5.1	-	5.4	(10.5)	-
Operating costs and expenses:
Cost of goods sold	1,006.4	447.7	189.2	(10.4)	1,632.9
Operating expenses	49.7	34.6	1.5	(2.6)	83.2
Segment contribution margin	$110.4	$14.6	$5.1	$2.5	132.6
General and administrative expense					24.8
Depreciation and amortization					18.4
Loss on sale of assets					1.4
Operating income					$88.0
Total assets	$1,480.8	$406.0	$88.5	$51.1	$2,026.4

Capital spending (excluding business combinations)	$5.5	$8.0	$-	$0.1	$13.6

	Three Months Ended June 30, 2010
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated

Net sales (excluding intercompany marketing fees and sales)	$457.7	$415.9	$123.8	$0.3	$997.7
Intercompany marketing fees and sales	1.8	-	5.5	(7.3)	-
Operating costs and expenses:
Cost of goods sold	414.2	363.3	122.3	(4.7)	895.1
Operating expenses	23.6	34.5	0.3	(2.6)	55.8
Insurance proceeds - business interruption	(12.8)	-	-	-	(12.8)
Property damage proceeds, net	(4.2)	-	-	-	(4.2)
Segment contribution margin	$38.7	$18.1	$6.7	$0.3	63.8
General and administrative expense					14.8
Depreciation and amortization					16.0
Loss on sale of assets					0.6
Operating income					$32.4
Total assets	$601.7	$421.8	$75.2	$131.6	$1,230.3

Capital spending (excluding business combinations)	$11.8	$3.2	$-	$-	$15.0

	Six Months Ended June 30, 2011
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$1,736.6	$911.1	$344.5	$-	$2,992.2
Intercompany marketing fees and sales	10.4	-	10.4	(20.8)	-
Operating costs and expenses:
Cost of goods sold	1,503.3	823.1	339.0	(18.3)	2,647.1
Operating expenses	79.0	66.9	2.5	(5.0)	143.4
Segment contribution margin	$164.7	$21.1	$13.4	$2.5	201.7
General and administrative expense					43.1
Depreciation and amortization					33.3
Loss on sale of assets					2.0
Operating income					$123.3
Capital spending (excluding business combinations)	$9.0	$16.2	$-	$0.4	$25.6

	Six Months Ended June 30, 2010
	Refining	Retail (2)	Marketing	Corporate, Other and Eliminations	Consolidated

Net sales (excluding intercompany marketing fees and sales)	$859.3	$791.4	$239.4	$0.5	$1,890.6
Intercompany marketing fees and sales	6.1	-	10.4	(16.5)	-
Operating costs and expenses:
Cost of goods sold	792.7	698.5	236.2	(11.6)	1,715.8
Operating expenses	48.3	67.4	1.1	(4.9)	111.9
Insurance proceeds - business interruption	(12.8)	-	-	-	(12.8)
Property damage proceeds, net	(4.0)	-	-	-	(4.0)
Segment contribution margin	$41.2	$25.5	$12.5	$0.5	79.7
General and administrative expense					30.1
Depreciation and amortization					30.5
Loss on sale of assets					0.1
Operating income					$19.0
Capital spending (excluding business combinations)	$19.4	$5.1	$-	$0.1	$24.6

Delek US Holdings, Inc.
Statistical Data
(In millions, except share and per share data)

Refining Segment	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Tyler Refinery
Days operated in period	91	91	181	181
Total sales volume (average barrels per day) (1)	60,140	59,161	59,205	56,316
Products manufactured (average barrels per day):
Gasoline	31,957	33,853	31,830	31,989
Diesel/jet	22,371	20,797	22,138	20,522
Petrochemicals, LPG, NGLs	2,302	2,071	2,050	1,760
Other	2,402	2,084	2,423	1,936
Total production	59,032	58,805	58,441	56,207
Refinery throughput (average barrels per day):
Crude oil	56,015	57,028	54,822	53,058
Other feedstocks	4,019	3,004	4,430	4,178
Total refinery throughput	60,034	60,032	59,252	57,236
Per barrel of sales:
Refining operating margin	$20.75	$8.41	$18.39	$7.13
Refining operating margin excluding intercompany marketing service fees	$21.26	$8.96	$18.90	$7.68
Direct cash operating expenses	$5.60	$4.39	$5.59	$4.74

El Dorado Refinery
Days operated in period	63		63
Total sales volume (average barrels per day)	67,822		67,822
Products manufactured (average barrels per day):
Gasoline	27,832		27,832
Diesel	23,448		23,448
Asphalt	11,753		11,753
Petrochemicals, LPG, NGLs	1,265		1,265
Other	2,521		2,521
Total production	66,819		66,819
Refinery throughput (average barrels per day):
Crude oil	61,363		61,363
Other feedstocks	6,387		6,387
Total refinery throughput	67,750		67,750

Per barrel of sales:
Refining operating margin	$10.90		$10.90
Direct cash operating expenses	$4.46		$4.46

Pricing statistics (average for the period presented)
WTI — Cushing crude oil (per barrel)	$102.54	$78.12	$98.42	$78.36
Mars crude oil (per barrel) (2)	$108.51		$108.51
U.S. Gulf Coast 5-3-2 crack spread (per barrel)	$23.14	$9.54	$20.35	$8.09
U.S. Gulf Coast unleaded gasoline (per gallon)	$2.98	$2.10	$2.79	$2.07
Ultra low sulfur diesel (per gallon)	$3.08	$2.14	$2.96	$2.10
Natural gas (per MMBTU)	$4.36	$4.31	$4.27	$4.73

Marketing Segment
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Days operated in period	91	91	181	181
Products sold (average barrels per day):
Gasoline	6,647	6,846	6,358	6,725
Diesel/jet	9,234	7,755	8,839	7,703
Other	65	51	47	48
Total sales	15,946	14,652	15,244	14,476

Retail Segment	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Number of stores (end of period)	390	425	390	425
Average number of stores	397	430	403	435
Retail fuel sales (thousands of gallons)	103,028	109,116	199,431	212,113
Average retail gallons per average number of stores (in thousands)	260	253	495	487
Retail fuel margin ($ per gallon)	$0.186	$0.186	$0.157	$0.158
Merchandise sales (in millions)	$97.3	$101.3	$183.4	$188.2
Merchandise margin %	30.2%	31.3%	30.5%	31.1%
Credit expense (% of gross margin)	11.5%	8.9%	11.7%	9.5%
Merchandise and cash over/short (% of net sales)	0.2%	0.2%	0.2%	0.2%
Operating expenses/merchandise sales plus total gallons	16.7%	15.8%	16.9%	16.3%

(1) Sales volume includes 418 barrels per day sold to the marketing segment during the six months ended June 30, 2011, and 514 and 675 barrels per day during the three and six months ended June 30, 2010, respectively.
(2) Average for the period April 29, 2011 through June 30, 2011.

CONTACT:
Delek US Holdings, Inc.
U.S. Investor / Media Relations Contact:
Noel Ryan III, 615-435-1356
Head of Investor Relations & Corporate Communications